UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 9, 2009

CKX, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17436	27-0118168
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-838-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 9, 2009, two mutual funds managed by Capital Research and Management Company, a well known investment management firm, acquired 7,850,000 shares of common stock of CKX, Inc. (the "Company") directly from Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer, at a purchase price of $6.75 per share. The purchased shares represent approximately 8.4 percent of the outstanding common stock of the Company. Following this transaction, Mr. Sillerman continues to beneficially own approximately 20.6 percent of the outstanding common stock of the Company.

The direct sale of shares by Mr. Sillerman puts a significant block of the Company’s stock in the hands of a highly respected investor without diluting the holdings of the Company’s existing stockholders. In order to allow for the shares acquired by the funds, which are currently restricted securities, to become freely tradeable, the Company expects to file a shelf registration statement with the Securities and Exchange Commission as soon as commercially practicable.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX, Inc.

October 13, 2009	By:	Jason K. Horowitz

Name: Jason K. Horowitz
Title: Senior Vice President, Business and Legal Affairs